VICON INDUSTRIES, INC.
                                 89 Arkay Drive
                               Hauppauge, NY 11788
                                 (631) 952-2288

                    Notice of Annual Meeting of Shareholders
                            To Be Held on May 8, 2003

      To the Shareholders of Vicon Industries, Inc.

      Notice is hereby given that the Annual Meeting of Shareholders of Vicon Industries, Inc. (the "Company"), a New York corporation, will be held at the Company's corporate headquarters located at 89 Arkay Drive, Hauppauge, New York 11788, on May 8, 2003 at 10:00 a.m. local time for the following purposes, all of which are more completely described in the accompanying proxy statement:

      1.    To elect one director for a term expiring in 2006; and

      2. To ratify the appointment of KPMG LLP, independent certified public accountants, as auditors for the Company for the fiscal year ending September 30, 2003; and

      3. To receive the reports of officers and to transact such other business as may properly come before the meeting.

      Shareholders entitled to notice of and to vote at the Annual Meeting are shareholders of record at the close of business on March 21, 2003 fixed by action of the Board of Directors.

      The Company's proxy statement is submitted herewith. The Annual Report to Shareholders for the year ended September 30, 2002 is included with the proxy statement.

                                            By Order of the Board of Directors,


                                            /s/ Joan L. Wolf

Hauppauge, New York                         Joan L. Wolf
March 21, 2003                              Secretary

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

You are urged to date, sign and promptly return your proxy so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person in the event you attend the meeting.
--------------------------------------------------------------------------------

             PROXY STATEMENT FOR 2003 ANNUAL MEETING OF SHAREHOLDERS
                      SOLICITATION AND REVOCATION OF PROXY

      The enclosed proxy, for use only at the Annual Meeting of Shareholders to be held on May 8, 2003 at 10:00 a.m., and any and all adjournments thereof, is solicited on behalf of the Board of Directors of Vicon Industries, Inc. (the "Company").

      Any shareholder executing a proxy retains the right to revoke it by notice in writing to the Secretary of the Company at any time prior to its use. The cost of soliciting the proxy will be borne by the Company.

                           PURPOSES OF ANNUAL MEETING

      The Annual Meeting has been called for the purposes of electing one director whose term of office expires in 2006; ratifying the appointment of independent auditors; receiving the reports of officers; and transacting such other business as may properly come before the meeting.

      The person named in the enclosed proxy has been selected by the Board of Directors and will vote shares represented by valid proxies. They have indicated that, unless otherwise specified in the proxy, they intend to vote FOR the election of one director whose term of office expires in 2006; and FOR ratification of the appointment of independent auditors.

                              SHAREHOLDER PROPOSALS

      Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must be received at the Company's principal executive office no later than November 1, 2003, and must comply with all other legal requirements in order to be included in the Company's proxy statement and form of proxy for that meeting. Proposals of security holders not meeting the requirements of Rule 14a-8 of Regulation 14A must comply with the requirements set forth in the Company's Bylaws relating to business conducted at the Annual Meeting of Shareholders.

      This proxy statement and the enclosed proxy card are being furnished to shareholders on or about April 7, 2003.

                                VOTING SECURITIES

      The Company has one class of capital stock, consisting of common stock, par value $.01 per share, of which each outstanding share entitles its holder to one vote. Cumulative voting is not provided under the Company's Certificate of Incorporation or Bylaws. Shareholders entitled to vote or to execute proxies are shareholders of record at the close of business on March 21, 2003. As of March 14, 2003, there were 4,641,262 shares outstanding.

      The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event that there are insufficient votes for a quorum or to approve any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

      As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominee proposed by the Board, or to "WITHHOLD" authority to vote for the nominee being proposed. Directors are elected by a plurality of shares voted, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

      As to the ratification of independent auditors, a shareholder may: (i) vote "FOR" the ratification; (ii) vote "AGAINST" the ratification; or (iii) "ABSTAIN" from voting on the ratification. The ratification of independent auditors shall be determined by a majority of the votes cast affirmatively or negatively, without regard to broker non-votes or proxies marked "ABSTAIN" as to the matter.

      Proxies solicited hereby will be returned to the Board and will be tabulated by inspectors of election designated by the Board of Directors.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth information as to each person, known to the Company to be a "beneficial owner" (as defined in regulations of the Securities and Exchange Commission) of more than five percent of the Company's outstanding Common Stock as of March 14, 2003 and the shares beneficially owned by the Company's Executive Officers and Directors and by all Executive Officers and Directors as a group.

 Name and Address                         Number of Shares          Percent
of Beneficial Owner                     Beneficially Owned (1)      of Class
-------------------                     ----------------------      --------

CBC Co., Ltd.
   And Affiliates
   2-15-13 Tsukishima
   Chuo-ku
   Tokyo, Japan 104                          543,715                11.5%

Dimensional Fund Advisors
   1299 Ocean Avenue
   Santa Monica, CA 90401                    313,300(6)              6.6%
-------------------------------------------------------------------------------

C/O Vicon Industries, Inc.
   Kenneth M. Darby                          257,059(2)              5.4%
   Arthur D. Roche                           146,601(3)              3.1%
   Peter F. Neumann                           17,072(4)                 *
   W. Gregory Robertson                       13,847(4)                 *
   Milton F. Gidge                            13,698(4)                 *
   Kazuyoshi Sudo                              9,000                    *

Total all Executive Officers and
   Directors as a group (6 persons)          457,277(5)              9.7%

*     Less than 1%.

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole votingand investment control over the shares of stock owned.

(2)   Includes currently exercisable options to purchase 6,967 shares.

(3) Includes 50,000 shares held by Mr. Roche's wife, 15,000 shares held by their children and currently exercisable options to purchase 1,947 shares.

(4)   Includes currently exercisable options to purchase 1,947 shares.

(5)   Includes currently exercisable options to purchase 14,755 shares.

(6) Dimensional Fund Advisors had voting and investment control over 313,300 shares as investment advisor and manager for various mutual funds and other clients. These shares are beneficially owned by such mutual funds or other clients.

                      EQUITY COMPENSATION PLAN INFORMATION
                              At September 30, 2002

                                                                            Number of securities
                                                                           remaining available for
                               Number of securities    Weighted average     future issuance under
                                 to be issued upon      exercise price       equity compensation
                                  exercise of out-      of outstanding        plans (excluding
                                 standing options,    options, warrants     securities reflected
                                warrants and rights       and rights            in column (a))
        Plan category                  (a)                    (b)                      (c)
   ---------------------       --------------------   -----------------    ------------------------
   Equity compensation
   plans approved by
   security holders                     218,172               $3.24                 438,141

   Equity compensation
   plans not approved
   by security holders                       --                  --                      --

   Total                                218,172               $3.24                 438,141

           Equity Compensation Grant Not Approved by Security Holders

      During fiscal years 1998 through 2000, the Company's Chief Executive Officer was provided a deferred compensation benefit aggregating 70,647 shares of common stock currently held by the Company in treasury. Such shares vest upon the expiration of the executive's employment agreement in October 2004, or earlier under certain occurrences including his death, involuntary termination or a change in control of the Company.

                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

                        PROPOSAL 1. ELECTION OF DIRECTOR

      Pursuant to a resolution of the Board of Directors adopted on February 6, 2003, the number of Board members will be reduced to five directors as of the Annual Meeting. The Board will then be comprised of five directors: two directors whose terms expire in 2004; two directors whose terms expire in 2005; and one director to be elected for a term expiring in 2006. Directors serve for a term of three years or until their successors are elected and qualified. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and the Company.

      The nominee proposed for election to a term expiring in 2006 at the Annual Meeting is Mr. Peter F. Neumann. In the event that such nominee is unable or declines to serve for any reason, the Board of Directors shall elect a replacement to fill the vacancy. The Board of Directors has no reason to believe that the person named will be unable or unwilling to serve. Mr. Kazuyoshi Sudo, a member of the Board since 1987, will not stand for re-election after the expiration of his current term on May 8, 2003.

 Unless authority to vote for the nominee is withheld, it is intended that the shares represented by the enclosed proxy will be voted FOR the nominee named in the Proxy Statement.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
                  OF THE NOMINEE NAMED IN THIS PROXY STATEMENT

Information with Respect to Nominee and Continuing Directors

      The following sets forth the name of the nominee and continuing directors, their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each and the year in which each became a director of the Company.

Nominee and                             Director
Principal Occupation                      Since                        Age
--------------------------------------------------------------------------------
Peter F. Neumann
   Retired President
   Flynn-Neumann Agency, Inc.             1987                         68

            Continuing Directors whose Term of Office Expires in 2004
--------------------------------------------------------------------------------
Milton F. Gidge
   Retired Director and Executive
   Lincoln Savings Bank                   1987                         73

W. Gregory Robertson
   President
   TM Capital Corp.                       1991                         59

            Continuing Directors whose Term of Office Expires in 2005
--------------------------------------------------------------------------------
Kenneth M. Darby
   Chairman and CEO
   Vicon Industries, Inc.                 1987                         57

Arthur D. Roche
   Retired Executive Vice President
   Vicon Industries, Inc.
   Retired Partner
   Arthur Andersen & Co.                  1992                         64
--------------------------------------------------------------------------------

      Mr. Neumann has been a director of the Company since 1987. He is the retired President of Flynn-Neumann Agency, Inc., an insurance brokerage firm. Mr. Neumann's current term on the Board ends in May 2003.

      Mr. Gidge has been a director of the Company since 1987. He is a retired director and executive officer of Lincoln Savings Bank for which he served from 1976 to 1994 as Chairman, Credit Policy. He has also served as a director of Interboro Mutual Indemnity Insurance Co., a general casualty insurance company, from 1980 to 2001 and as a director of Intervest Bancshares Corporation, a regional bank holding company from 1988 to 2001. Mr. Gidge's current term on the Board ends in May 2004.

      Mr. Robertson has been a director of the Company since 1991. He is President of TM Capital Corporation, a financial services company which he founded in 1989. From 1985 to 1989, he was employed by Thompson McKinnon Securities Inc., as head of investment banking and public finance. Mr. Robertson's current term on the Board ends in May 2004.

      Mr. Darby has served as Chairman of the Board since April 1999, as Chief Executive Officer since April 1992 and as President since October 1991. He has served as a director since 1987. Mr. Darby also served as Chief Operating Officer and as Executive Vice President, Vice President, Finance and Treasurer of the Company. He joined the Company in 1978 as Controller after more than nine years at Peat Marwick Mitchell & Co., a public accounting firm. Mr. Darby's current term on the Board ends in May 2005.

      Mr. Roche has been a director of the Company since 1992. He served as Executive Vice President and co-participant in the Office of the President of the Company from August 1993 until his retirement in November 1999. For the six months prior to that time, Mr. Roche provided consulting services to the Company. In October 1991, Mr. Roche retired as a partner of Arthur Andersen & Co., an international accounting firm which he joined in 1960. Mr. Roche's current term on the Board ends in May 2005.

                             MEETINGS OF THE BOARD AND COMMITTEES OF THE BOARD

      The Board of Directors has a number of committees including the Executive Committee, the Compensation Committee, the Audit Committee and the Nominating Committee.

      The Executive Committee consists of Messrs. Darby (Chairman), Gidge, Neumann, and Roche. The Committee meets in special situations when the full Board cannot be convened. The Committee met twice during the last fiscal year.

      The Compensation Committee consists of Messrs. Neumann (Chairman), Gidge, Robertson and Roche, all of whom are non-employee directors. The function of the Compensation Committee is to establish and approve the appropriate compensation for Mr. Darby, recommend the award of stock options, and to review the recommendations of the CEO with respect to the compensation of all other officers. The Committee met once during the last fiscal year.

      The Audit Committee consists of Messrs. Gidge (Chairman), Robertson, Roche and Sudo, all of whom are independent directors. The Audit Committee operates under a written charter adopted by the Board of Directors in April 2000. The Audit Committee reviews the internal financial controls of the Company and the objectivity of its financial reporting. The Committee meets with appropriate financial personnel from the Company and independent certified public accountants in connection with their audits. The Committee recommends to the Board the appointment of independent certified public accountants to serve as the Company's auditors, subject to ratification by the shareholders. The independent certified public accountants have complete and free access to the Committee at any time. The Committee met six times during the last fiscal year.

      The Nominating Committee consists of Messrs. Roche (Chairman), Gidge and Neumann. The Committee considers candidates to the Board as nominees for election at the Annual Meeting. Directors are selected on the basis of recognized achievements and their ability to bring skills and experience to the deliberations of the Board. The Committee did not meet during the last fiscal year.

      The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Outside members of the Board are kept informed of the Company's business through various reports and documents sent to them, as well as through operating and financial reports made at Board and committee meetings by Mr. Darby and other officers.

      The Board of Directors held five meetings in the Company's 2002 fiscal year, including all regularly scheduled and annual meetings. No Board member attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he was a director) and (2) the total number of meetings held by all committees on which he served (during the periods that he served).

      The directors are each compensated at the rate of $16,000 per year for regular scheduled meetings. Committee fees are $1,000 per meeting attended in person or by teleconference. Employee directors are not compensated for Board or committee meetings. Directors may not stand for re-election after 70, except that any director may serve one additional three-year term after age 70 with the unanimous consent of the Board of Directors.

Certain Relationships and Company-Related Transactions

      The Company and CBC Company, Ltd. (CBC), a Japanese corporation which beneficially owns 11.5% of the outstanding shares of the Company, have been conducting business with each other for approximately twenty-three years. During this period, CBC has served as a lender, a product supplier and sourcing agent, and a private label reseller of the Company's products. CBC has also acted as the Company's sourcing agent for the purchase of certain video products. In fiscal 2002, the Company purchased approximately $1.3 million of products and components from or through CBC. CBC competes with the Company in various markets, principally in the sale of video products and systems.

      During fiscal year 2002, the Company entered into a royalty agreement with CBC whereby CBC will license certain technology from the Company. The total amount of the arrangement is $200,000 and, as of September 30, 2002, the Company had not received any payments or recognized any income under this arrangement.

Report of the Audit Committee

      The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control.

      In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited consolidated financial statements as of and for the fiscal year ended September 30, 2002. Additionally, the Committee has reviewed and discussed with management and the independent auditors the Company's unaudited interim financial statements as of and for the end of each fiscal quarter. Such discussions occur prior to issuance of news releases reporting quarterly results.

      The Committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, of the Auditing Standards Board of the American Institute of Certified Public Accountants.

      The Committee received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, of the Independence Standards Board, and discussed with the auditors their firm's independence.

      Based on the reviews and discussions referred to above, the Committee recommends to the Board of Directors that the audited fiscal year-end financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002.

Submitted by the Audit Committee,

   Milton F. Gidge, Chairman       Arthur D. Roche
   W. Gregory Robertson            Kazuyoshi Sudo

                          OTHER OFFICERS OF THE COMPANY

   In addition to Mr. Darby, the Company has six other officers. They are:

   John M. Badke, age 43            Vice President, Finance and Chief Financial Officer

   Peter A. Horn, age 47            Vice President, Operations

   Bret M. McGowan, age 37          Vice President, Marketing

   Yacov A. Pshtissky, age 51       Vice President, Technology and Development

   John F. Whiteman, Jr., age 44    Vice President, Sales

   Joan L. Wolf, age 48             Executive Administrator and Corporate Secretary

--------------------------------------------------------------------------------

      Mr. Badke has been Chief Financial Officer since December 1999 and Vice President, Finance since October 1998. Previously, he served as Controller since joining the Company in 1992. Prior to joining the Company, Mr. Badke was the Controller for NEK Cable, Inc. and an audit manager with the international accounting firms of Arthur Andersen & Co. and Peat Marwick Main & Co.

      Mr. Horn has been Vice President, Operations since June 1999. From 1995 to 1999, he was Vice President, Compliance and Quality Assurance. Prior to that time, he served as Vice President in various capacities since his promotion in May 1990.

      Mr. McGowan has been Vice President, Marketing since October 2001. Previously, he served as Director of Marketing since 1998 and as Marketing Manager since 1994. He joined the Company in 1993 as a Marketing Specialist.

      Mr. Pshtissky has been Vice President, Technology and Development since May 1990. Previously, he was Director of Electrical Product Development from March 1988 through April 1990.

      Mr. Whiteman joined the Company in December 2002 as Director of Sales and was promoted to Vice President, Sales in March 2003. Prior to joining the Company, Mr. Whiteman was Sr. Vice President-Sales and Marketing for Sentry Technology Corporation, an electronic security products manufacturer with whom he was employed for 16 years.

      Ms. Wolf has been Executive Administrator since she joined the Company in 1990 and was appointed to the non-operating officer position of Corporate Secretary in May 2002.

                             EXECUTIVE COMPENSATION

      The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during 2002, 2001 and 2000 by the Chief Executive Officer and the Company's most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during any such year.

                           SUMMARY COMPENSATION TABLE

                                                                                Long-Term
                                         Annual Compensation                 Compensation Award
                                  -------------------------------------    -----------------------
Name and                                                    All Other           Restricted
Principal Position         Year   Salary ($)  Bonus ($)    Compensation        Stock Award
------------------         ----   ----------  ---------    ------------        -----------
Kenneth M. Darby           2002   $310,000    $ 75,000 (1)  $ 3,000 (3)               --
 Chairman and              2001    285,000      75,000 (1)    3,000 (3)               --
 Chief Executive Officer   2000    285,000      42,271 (1)    3,000 (3)           50,813 (4)

Henry B. Murray            2002         --          --           --                   --
 Executive                 2001    184,615          --      $87,179 (5)               --
 Vice President            2000    100,000      40,000 (2)       --                   --

(1) Represents cash bonus which was approved by the Board of Directors upon the recommendation of its Compensation Committee.

(2)   Represents minimum guaranteed bonus for fiscal 2000.

(3)   Represents life insurance policy payment.

(4) Represents deferred compensation benefit of 8,130 shares of Common Stock which is being held by the Company in Treasury and which vest upon the expiration of Mr. Darby's employment agreement in October 2004, or earlier upon certain occurrences including his death, involuntary termination or change in control of the Company. The value of such stock is based on the fair market value on the date of grant. At September 30, 2002, the quoted market value of such shares approximated $25,000. No dividends can be paid on such shares.

(5) Represents lump-sum severance payout pursuant to Mr. Murray's separation from the Company effective August 31, 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

      There were no options granted to the aforementioned executive officers during fiscal 2002.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                                At September 30, 2002
                                                                ---------------------
                                                   Number of Securities         Value of Unexercised
                                                  Underlying Unexercised             In-the-money
                                                         Options                      Options (2)
                       Shares                     ----------------------        --------------------
                      Acquired         Value           Exercisable/                  Exercisable/
      Name           on Exercise    Realized (1)       Unexercisable                 Unexercisable
      ----           -----------    ------------       -------------                 -------------
Kenneth M. Darby         -0-            -0-            6,462/15,077                     -0-/-0-
Henry B. Murray          -0-            -0-               -0-/-0-                       -0-/-0-

(1) Calculated based on the difference between the closing quoted market prices per share at the dates of exercise and the exercise prices.

(2) Calculated based on the difference between the closing quoted market price ($3.10) and the exercise price.

                              EMPLOYMENT AGREEMENTS

      Mr. Darby has entered into an employment agreement with the Company that provides for an annual salary of $310,000 through fiscal 2004. This agreement provides for payment in an amount up to three times his average annual compensation for the previous five years if there is a change in control of the Company without Board of Director approval (as defined in the agreement). It also provides him a payment in the amount of two times his base compensation and a deferred compensation benefit of 70,647 shares of common stock upon termination or expiration of his contract.

Report of the Compensation Committee

      The Compensation Committee's compensation policies applicable to the Company's officers for 2002 were to pay a competitive market price for the services of such officers, taking into account the overall performance and financial capabilities of the Company and the officer's individual level of performance.

      Mr. Darby makes recommendations to the Compensation Committee as to the base salary and incentive compensation of all officers other than himself. The Committee reviews these recommendations with Mr. Darby, and after such review, determines compensation. In the case of Mr. Darby, the Compensation Committee makes its determination after direct negotiation with him. For each officer, the Committee's determinations are based on its conclusions concerning each officer's performance and comparable compensation levels in the security industry and the Long Island area for similarly situated officers at comparable companies. The overall level of performance of the Company is taken into account but is not specifically related to the base salary of these officers. The Company also has established an incentive compensation plan for certain of the officers, which provides a specified bonus to each officer based upon, among other things, the Company's achievement of certain annual sales and profitability targets.

      The Compensation Committee grants options to officers to link compensation to the performance of the Company. Options are exercisable in the future at the fair market value at the time of grant, so that an officer granted an option is rewarded by the increase in the price of the Company's stock. The Committee grants options to officers based on significant contributions of such officers to the performance of the Company. In addition, in determining Mr. Darby's salary for service as Chief Executive Officer, the Committee considered the responsibility assumed by him in formulating and implementing a management and long-term strategic plan.

Submitted by the Compensation Committee,

   Peter F. Neumann, Chairman      W. Gregory Robertson
   Milton F. Gidge                 Arthur D. Roche

                             STOCK PERFORMANCE GRAPH

      The following graph compares the return of $100 invested in the Company's stock on October 1, 1997, with the cumulative total return on the same investment in the AMEX U.S. Market Index and the AMEX Technology Index.

            COMPARISON OF FIVE YEARS CUMULATIVE TOTAL RETURN BETWEEN
              VICON INDUSTRIES, INC. AND THE AMEX U.S. MARKET INDEX
                          AND THE AMEX TECHNOLOGY INDEX

                             [LINE GRAPH OMITTEDD]

                        10/1/97       10/1/98         10/1/99         10/1/00         10/1/01         10/1/02
Vicon Industries, Inc.    100            85              84              39              41              37
AMEX U.S. Market Index    100            94             121             149             108             101
AMEX Technology Index     100           121             206             241             195             121

         PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors of the Company has appointed KPMG LLP as auditors for the fiscal year ending September 30, 2003, and further directed that management submit the Board's selection of auditors to the shareholders at the Annual Meeting for ratification. KPMG LLP, an internationally known firm of independent certified public accountants, has audited the Company's financial statements since 1973.

             FEES BILLED TO THE COMPANY BY KPMG LLP FOR FISCAL 2002

      Audit Fees. The aggregate fees billed by KPMG LLP for professional services for the audit of the Company's consolidated financial statements for fiscal 2002 and the review of the consolidated financial statements included in the Company's Forms 10-Q for fiscal 2002 were approximately $155,000.

      Financial Information Systems Design and Implementation Fees. There were no fees billed by KPMG LLP for financial information systems design and implementation for fiscal 2002.

      All Other Fees. The aggregate fees billed to the Company for all other professional services rendered by KPMG LLP during fiscal 2002 were approximately $40,000, consisting of tax compliance and related services.

      The Audit Committee has considered whether the non-audit services provided by KPMG LLP are compatible with maintaining their independence.

      KPMG LLP will have a representative at the Annual Meeting of Shareholders, who will have an opportunity to make a statement, if they should so desire, and will be available to respond to appropriate questions.

Unless marked to the contrary, the shares represented by the enclosed proxy will be voted FOR the ratification of KPMG LLP as the independent auditors of the
                                    Company.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

      As of this date, management is not aware of any matters to be presented for action at the Annual Meeting, other than those referred to in the Notice of Annual Meeting of Shareholders, but the proxy form included with this proxy statement, if executed and returned, gives discretionary authority to management with respect to any other matters that may come before the meeting.

                                  MISCELLANEOUS

      Solicitation of proxies is being made by mail and may also be made in person or by telephone or fax by officers, directors and regular employees of the Company.

      The cost of the solicitation will be borne by the Company.

                                            By Order of the Board of Directors,


                                            /s/ Joan L. Wolf

Hauppauge, New York                         Joan L. Wolf
March 21, 2003                              Secretary